Exhibit 10.18

                              Katy Industries, Inc.

                              Executive Bonus Plan

                                 December, 2001

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Contents
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                                                                           Page

Article 1. Establishment and Purpose                                          1

Article 2. Definitions                                                        1

Article 3. Administration                                                     4

Article 4. Eligibility and Participation                                      5

Article 5. Award Determination                                                5

Article 6. Payment of Final Awards                                            6

Article 7. Termination of Employment and Covenants                            6

Article 8. Rights of Participants                                             6

Article 9. Requirements of Law                                                7

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Katy Industries, Inc.
Executive Bonus Plan

Article 1. Establishment and Purpose

      1.1 Establishment of the Plan. Katy Industries, Inc. (the "Company") hereby establishes an annual bonus arrangement to be known as the "Katy Industries, Inc. Executive Bonus Plan" (the "Plan"), as set forth in this document. The Plan permits the awarding of annual cash bonuses to Key Employees of the Company who do not participate in other incentive plans of the Company. The bonuses will be based upon the level of achievement of preestablished performance goals. The Plan shall be effective as of January 1, 2002, and shall remain in effect until terminated by the Compensation Committee of the Company.

      1.2 Purpose. The purpose of the Plan is to provide Key Employees of the Company with a variable component of pay to motivate performance on an annual basis, through the achievement of specific Company, business unit, and/or individual goals. This purpose also can be stated as follows:

      (a) To support the Company's vision, values, mission, critical success factors, strategic plan, and expectations;

      (b)   To reinforce linkage between performance and rewards; and

      (c) To place pay at risk and create a monetary reward to motivate performance.

Article 2. Definitions

      2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

      (a) "Award Opportunities" means the minimum and maximum incentive award levels that can be earned by each Participant in any given Plan Year, as further described in Section 5.1 herein.

      (b) "Base Salary" means the annualized salary as of the close of each Plan Year, which includes all regular basic wages, before reduction for any amounts deferred on a tax-qualified or nonqualified basis, payable in cash to a Participant for services rendered during the Plan Year. Base Salary shall exclude bonuses, incentive compensation, special fees or awards, commissions, allowances, or any other form of premium or incentive pay, or amounts designated by the Company as payment toward or reimbursement of expenses.


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      (c)   "Board" or "Board of Directors" means the Board of Directors of the
            Company.

      (d) "Cash Flow" means cash flow from EBITDA less any decreases in working capital, plus any increases in working capital and less capital expenditures.

      (e) "Cause" shall mean the occurrence of any one or more of the following:

            (i) The participant's conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company; or

            (ii) A demonstrably willful and deliberate act or failure to act (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes actual material financial injury to the Company and which act or inaction is not remedied within 15 business days of written notice from the Company.

      (f) "Compensation Committee" or "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other committee appointed by the Board to administer the Plan.

      (g) "Company" means Katy Industries, Inc., a Delaware corporation, and any successor thereto.

      (h)   "Date of Employment Termination" means:

            (i) In the event of an employment termination due to Disability, the date on which the Committee first determines the Disability to be total and permanent; or

            (ii) In the event of an employment termination due to death, the date on which the death occurs; or

            (iii) In the event of an employment termination due to Retirement, on the date on which the retirement becomes effective, as further provided under the terms of the Company's tax-qualified 401(k) plan (or such qualified successor plan as may be implemented in the future); or

            (iv) In the event of an employment termination for any other reason except Disability, death, or Retirement, such other terminations to include, but not be limited to, voluntary, involuntary, and for Cause termination, on the date on which the Committee designates such termination to become effective.


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      (i)   "Disability" shall have the meaning ascribed to such term in the
            Company's governing long-term disability plan, or if no plan is then in effect, shall mean the determination by the Committee that the physical or mental condition of a Participant renders such Participant unable to carry out his or her duties and obligations to the Company.

      (j) "EBITDA" means operating earnings before interest, taxes, depreciation and amortization. The Committee may decide to include or exclude certain unusual items at its sole discretion.

      (k) "Final Award" means the actual award earned during a Plan Year by a Participant, as determined by the Committee at the end of the Plan Year in question (as further provided in Section 5.4 herein).

      (l) "Key Employee" means an employee of the Company who, in the opinion of the Chief Executive Officer of the Company, is in a position to significantly contribute to the growth and profitability of the Company.

      (m) "Participant" means a Key Employee of the Company who has been recommended for participation by the Chief Executive Officer and whose participation has been approved by the Committee.

      (n) "Performance Goals" means the Company-wide, business unit, and/or individual goals established for each Plan Year by the Committee, the achievement of which determines the size of award payments hereunder to each Participant, as further provided in Article 5 herein.

      (o) "Plan Year" means the Company's fiscal year, consisting of the twelve (12) calendar months beginning each January 1 and ending December 31.

      (p) "Retirement" shall have the same meaning as defined by the provisions of the Company's tax-qualified 401(k) plan, or such qualified successor plan as may be implemented in the future.


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      (q)   "Incentive Award" means the award to be paid to Participants for meeting specified Performance Goals. Such Incentive Award shall be expressed as a percentage of each Participant's Base Salary.

      2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

Article 3. Administration

      3.1 The Committee. This Plan shall be administered by the Compensation Committee, or by any other Committee appointed by the Board, in accordance with rules and regulations that the Committee may establish from time to time, as such rules and regulations are consistent with the provisions of this Plan.

      3.2 Authority of the Committee. Subject to the provisions herein, the Committee shall have full power to select and approve Participants who have been recommended for participation by the Chief Executive Officer of the Company; to determine the frequency and size of the Award Opportunities (which need not be the same for each Participant); to establish Performance Goals; to determine the terms and conditions of each individual's participation in a manner consistent with the provisions of the Plan; to set forth guidelines governing the minimum and maximum awards that may be earned by Participants with respect to various levels of achievement of the Performance Goals during the Plan Year, subject to the terms of Article 5 herein; and to prevent enlargement or dilution of Participants' rights, as further provided in Section 5.3 herein. The Committee shall have the full power to make all other determinations which may be necessary or advisable for the administration of the Plan, to the extent consistent with the provisions of the Plan.

      3.3 Amendment, Modification, and Termination. At any time, and from time to time, the Compensation Committee may amend, modify, or terminate the Plan.

      3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company, its owners, employees, and Participants and their estates and beneficiaries.


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Article 4. Eligibility and Participation

      4.1 Eligibility. Eligibility for participation in the Plan shall be limited to those Key Employees who, by the nature and scope of their position, regularly and directly make or influence decisions which impact the annual results and/or success of the Company.

      4.2 Actual Participation. Subject to the provisions of the Plan, prior to the beginning of the Plan Year (or as close thereto as administratively possible), the Chief Executive Officer shall recommend and the Committee shall approve eligible employees, if any, who shall participate in the Plan for the respective Plan Year.

      4.3 Timing of Participation. Participation typically shall begin only at the beginning of a Plan Year. However, in situations involving a transfer, a promotion, or a new hire, the Committee may allow an individual who becomes eligible after the beginning of a Plan Year to participate in the Plan for the remainder of that Plan Year. In such case, the Participant's Final Award shall be prorated based on the number of full months of actual participation. A new employee shall not be allowed to participate in the Plan for the current Plan Year if their first day of employment with the Company is after September 30 of the current Plan Year.

Article 5. Award Determination

      5.1 Award Opportunities. Each Plan Year, the Committee shall establish minimum and maximum incentive award levels (the "Award Opportunities") for each Participant. The established Award Opportunities shall vary in relationship to the responsibility level of the Participant. In the event a Participant changes job levels during the Plan Year, the Participant's Award Opportunities may be adjusted to reflect the amount of time at each job level.

      5.2 Performance Goals. Each Plan Year, Performance Goals shall be established for each Participant. Unless the Committee determines otherwise, the Performance Goals shall be based on levels of EBITDA of the Company and/or its business units, with the achievement of preestablished levels of these Performance Goals aligned with the Award Opportunities; the Final Awards shall be based on the level of achievement of the preestablished Performance Goals at the end of the Plan Year.

      At the Committee's sole discretion, the Committee may establish and substitute any combination of other Company-wide, business unit, and/or individual Performance Goals and/or modify the weight given each Performance Goal on which Final Awards are based.


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      5.3 Adjustment of Performance Goals. The Committee shall have the right to adjust the Performance Goals (either up or down) during the Plan Year if, and only if, the Committee determines that external changes, or other unanticipated and unforeseeable business conditions have materially and inequitably affected the fairness of the Performance Goals.

      5.4 Final Award Determinations. At the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee.

Article 6. Payment of Final Awards

      6.1 Form and Timing of Payment. Within thirty (30) calendar days following the issuance of the audited financial statements of the Company for the Plan Year, Final Award amounts shall be determined and paid to individual Participants (unless such amount has been voluntarily deferred).

      6.2 Deferrals. At its discretion, the Committee may allow and provide for a voluntary deferral of up to 100 percent of the annual bonus award. If so provided, the Committee shall establish and communicate to Participants the terms and the requirements necessary to enter into a valid bonus deferral arrangement.

Article 7. Termination of Employment and Covenants

      7.1 Termination of Employment Due to Death, Disability, or Retirement. Unless the Committee determines otherwise, in the event a Participant's employment is terminated by reason of death, Disability, or Retirement, the Final Award, determined in accordance with Section 5.4 herein, shall be reduced to reflect participation for less than a full Plan Year. This reduction shall be determined by multiplying the Final Award by a fraction; the numerator of which is the number of full months of participation through the date of termination and the denominator of which is twelve (12). The Final Award thus determined shall be paid within ninety (90) calendar days following the end of the Plan Year then in progress.

      7.2 Termination of Employment for Other Reasons. In the event a Participant's employment is terminated for any reason other than death, Disability, or Retirement, and the Participant is no longer employed at the date of award distribution, all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited. However, except in the event of a for Cause employment termination, the Committee, in its sole discretion, may pay a prorated award for the portion of that Plan Year that the Participant was employed by the Company, computed as determined by the Committee. In the event of a termination for Cause, all outstanding Award Opportunities shall be immediately forfeited.

Article 8. Rights of Participants

      8.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.


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      8.2 Participation. No Participant or other employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having been selected for participation in a previous Plan Year.

      8.3 Nontransferability. No right or interest of any Participant in this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

      8.4 Unsecured Interest. No Participant or beneficiary shall have any interest whatsoever in any specific asset of the Company based on their participation in this Plan. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

Article 9. Requirements of Law

      9.1 Tax Withholding. The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any federal, state, and/or local tax withholding requirements applicable to payments made under this Plan, or to deduct from any or all such payments amounts sufficient to satisfy all tax withholding requirements.

      9.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      9.3 Successors. All obligations of the Company under the Plan with respect to payout of awards, and the corresponding rights granted thereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition of all or substantially all of the business and/or assets of the Company.

      9.4 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.


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